UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2018

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In connection with its previously-announced change in tax year to November 30, Emergent Capital, Inc. (the "Company") is providing audited financial statements for the eleven months ended November 30, 2017 (the “Financial Statements”). The Financial Statements do not restate the Company’s financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2017. The Financial Statements are filed as Exhibit 99.1 hereto.

As previously announced by the Company, on November 15, 2018, White Eagle Asset Portfolio, LP an indirect wholly-owned subsidiary of the Company ("White Eagle"), LNV Corporation ("LNV"), the lender under White Eagle’s revolving credit facility (the “White Eagle Revolving Credit Facility”), and CLMG Corp., the administrative agent under the White Eagle Revolving Credit Facility ("CLMG") entered into an Agreement Regarding Rights and Remedies (the "Standstill Agreement"), pursuant to which LNV and CLMG agreed to refrain from exercising their rights and remedies in connection with the White Eagle Revolving Credit Facility. On November 23, 2018, the effective period under the Standstill Agreement was extended to November 27, 2018 and on November 27, 2018, the effective period under the Standstill Agreement was extended to November 30, 2018. On November 30, 2018, the effective period under the Standstill Agreement was extended to December 4, 2018.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits    EXHIBIT INDEX

Exhibit 99.1	Financial Statements and Report of Independent Certified Public Accountants – November 30, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 30, 2018

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer